Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (“Agreement”) is made and entered into as of the 28th day of February, 2012 by and among Greenstar Investments LLC, a Delaware limited liability company (“Greenstar”), Greenstar North America Holdings, Inc., a Delaware corporation (“GNAH” and together with Greenstar, the “Seller”), and Green Plains Renewable Energy, Inc., an Iowa corporation (“Buyer”).

WHEREAS, Greenstar, as of the date hereof, beneficially owns Seven Million Seven Hundred Twenty-Seven Thousand Six Hundred Fifty-Three (7,727,653) shares of the common stock, par value $0.001 per share, of Buyer (the “Shares”);

WHEREAS, GNAH is the record holder of the Shares;

WHEREAS, pursuant to Section 2 of that certain Shareholders’ Agreement, dated as of May 7, 2008 among the Buyer and each of the investors listed on Schedule A thereto (the “Shareholders’ Agreement”), the Seller has requested that the Buyer register the resale all of its Shares pursuant to a registration statement on Form S-3;

WHEREAS, the Buyer, Greenstar and/or GNAH and Jefferies & Company, Inc. (the “Underwriter”) intend to enter into an agreement pursuant to which the Seller will sell up to 3,450,000 Shares (including 450,000 Shares subject to the Underwriter’s over-allotment option) (the “Underwritten Shares”) to the Underwriter (the “Underwriting Agreement”);

WHEREAS, in addition to selling the Underwritten Shares to the Underwriter pursuant to the Underwriting Agreement, Seller desires to sell Three Million Seven Hundred Thousand (3,700,000) Shares (“Repurchased Shares”) to Buyer, and Buyer desires to purchase the Repurchased Shares from Seller, on the terms and conditions hereinafter set forth herein (“Purchase”).

NOW THEREFORE, in consideration of the foregoing and subject to the terms of this Agreement, Buyer and Seller agree as follows:

1. Transfer of Stock. Subject to the consummation of the sale of the Underwritten Shares to the Underwriter pursuant to and in accordance with the Underwriting Agreement, and the other terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants set forth herein, Seller shall sell, assign, transfer and deliver the Repurchased Shares to Buyer, free and clear of all security interests, claims, encumbrances, mortgages, penalties, charges, liens (including tax liens), options, buy-sell agreements, rights of first refusal and pledges of every kind (each, a “Lien”), and Buyer agrees to purchase the Repurchased Shares from Seller, for the consideration specified in Sections 3 and 4 hereof.

2. The Closing. Subject to the terms and conditions hereof, the purchase and sale of the Repurchased Shares contemplated by this Agreement (the “Closing”) will take place at the offices of the Buyer on the third business day following the expiration of any prohibitions or restrictions on the Buyer’s ability to purchase shares of its common stock pursuant to Regulation M, as promulgated by the SEC, 17 CFR Section 242.100, et. seq., as may be amended from time to time (“Regulation M”), or such other day or location as the parties may mutually agree (such date, the “Closing Date”). It is anticipated that the Closing will take place on the third business day following the closing of the Underwriter’s purchase of the Underwritten Shares (without taking into account the Shares subject to the Underwriter’s over-allotment option). The Seller acknowledges that following the Closing, except as set forth in the Assignment (as defined below), Seller shall have no further rights with respect to the Repurchased Shares and the Seller shall cease to be a stockholder of the Buyer with respect to such Repurchased Shares.

3. Purchase Price. The purchase price for each Repurchased Share (the “Purchase Price”) shall be the price per share at which the Underwriter purchases the Underwritten Shares from the Seller pursuant to the terms of the Underwriting Agreement; provided that the Purchase Price shall not exceed $10.06.

4. Deliveries by Buyer and Seller.

(a) At the Closing, Seller shall deliver the Repurchased Shares to Buyer, through the facilities of the Depository Trust Company or the Buyer’s transfer agent, Computershare, as the case may be, for Buyer’s account, with the signature guarantee and stock power in the form provided by the transfer agent, against payment by Buyer of the Purchase Price therefore in accordance with Sections 4(b) and 4(c).

(b) At the Closing , Buyer shall deliver to Greenstar an amount in cash equal to the aggregate Purchase Price for 1,000,000 of the Repurchased Shares, by wire transfer of immediately available funds to Seller pursuant to wire transfer instructions delivered by Seller to Buyer at least one (1) day prior to the Closing Date.

(c) At the Closing, Buyer shall deliver to Greenstar (i) a Promissory Note, in the form attached hereto as Exhibit A, with a principal amount equal to the aggregate Purchase Price for 2,700,000 of the Repurchased Shares (the “Note”), and (ii) an Assignment and Pledge of Stock and LLC Interests, in the form attached hereto as Exhibit B (the “Assignment”).

(d) At the Closing, Buyer shall deliver a secretary’s certificate including certified copies of resolutions approving this Agreement, the Note and the Assignment and the transactions contemplated hereby and thereby.

(e) At the Closing, Greenstar shall deliver a secretary’s certificate including certified copies of resolutions of Greenstar and GNAH approving this Agreement, the Assignment and the transactions contemplated hereby and thereby.

5. Representations and Warranties.

(a) Greenstar and GNAH hereby jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, and each of which shall survive the Closing and the transactions contemplated hereby:

(i) Title to Shares. Greenstar is the beneficial owner, and GNAH is, as of the date hereof, the record owner of the Repurchased Shares. The Repurchased Shares are free and clear of any Liens. There are no restrictions on the transfer of such Repurchased Shares imposed by any stockholder or similar agreement or any law, regulation or order, other than applicable state and federal securities laws. The delivery to the Buyer of the Repurchased Shares pursuant to the provisions hereof will transfer to the Buyer valid title thereto, free and clear of any Liens whatsoever.

(ii) Status of Seller. Greenstar is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the organizational power and authority to own and operate its business as now being conducted. GNAH is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own and operate its business as now being conducted.

(iii) Authority and Binding Obligation. Each of Greenstar and GNAH has the requisite power and authority to enter into this Agreement and the Assignment and to consummate the transactions contemplated by this Agreement and the Assignment. The execution and delivery of this Agreement by GNAH and Greenstar and the Assignment by Greenstar and the consummation by GNAH and Greenstar of the transactions contemplated by this Agreement and, as applicable, the Assignment have been duly authorized by the board of directors or similar governing body of each of GNAH and Greenstar and no other action by the equityholders of GNAH or Greenstar is necessary to approve the Agreement, the Assignment and the transactions contemplated hereunder and thereunder. This Agreement has been executed and delivered by GNAH and Greenstar and, at the Closing, the Assignment will be executed and delivered by Greenstar; this Agreement constitutes a legal, valid and binding obligation of GNAH and Greenstar enforceable against GNAH and Greenstar in accordance with its terms and, at and following the Closing, the Assignment will constitute a legal, valid and binding obligation of Greenstar enforceable against it in accordance with its terms.

(iv) No Conflict or Violation. The execution and delivery of this Agreement by Seller does not, and the consummation of the transaction contemplated by this Agreement will not, (i) conflict with, or result in any violation of, Seller’s organizational documents, (ii) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien upon the properties or assets of Seller under, any provision of any agreement, note, bond, mortgage, indenture, lease or other contractual obligation to which Seller is a party or by which its properties and assets are bound, (iii) constitute a breach or violation of or default under any judgment, decree or order to which Seller is subject, or (iv) require the consent of or notice to or filing with any governmental entity or any party to any contract, agreement or arrangement with such Selling Stockholder, other than any filings with the Securities and Exchange Commission (the “SEC”) required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(v) Acknowledgement. Except as expressly set forth herein, Seller acknowledges that the Buyer has not made, and is not making, any representation or warranty as to the business, assets, properties, condition (financial or otherwise), risks, results of operations, prospects or any other aspect of the operations of the Buyer. Seller has such knowledge and experience in business and financial matters as to be capable of evaluating the risks and merits of the transactions contemplated hereunder. Seller has adequate information and, together with the representations set forth herein, has made its own independent investigation concerning the business, assets, properties, condition (financial or otherwise), risks, results of operations, prospects of the Buyer to make an informed decision regarding sale of the Repurchased Shares. Brokers or Finders. Except with respect to the Underwritten Shares, Seller has not incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission or other similar payment in connection with the transactions contemplated by this Agreement.

(vi) Tax Matters. Seller has had the opportunity to review with its own tax advisors the federal, state and local tax consequences of the sale of the Repurchased Shares by said Seller to the Buyer. The Seller is relying solely upon itself and its advisors and not on any statements or representations of the Buyer, other than those explicitly contained herein. The Seller understands that it (and not the Buyer) shall be responsible for its own tax liability, if any, that may arise as a result of the transactions contemplated in this Agreement.

(b) Buyer hereby makes the following representations and warranties to Seller, each of which is true and correct on the date hereof, and each of which shall survive the Closing and the transactions contemplated hereby:

(i) Title to Shenandoah Interests. Buyer is the record and beneficial owner of all of the limited liability company interests (the “Interests”) in Green Plains Shenandoah LLC, a Delaware limited liability company (“Shenandoah”). The Interests are free and clear of any Liens. There are no restrictions on the transfer of such Interests imposed by any stockholder or similar agreement or any law, regulation or order, other than applicable state and federal securities laws.

(ii) Status of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Iowa, and has the corporate power and authority to own and operate its business as now being conducted.

(iii) Authority and Binding Obligation of the Buyer. Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Note and the Assignment. The execution and delivery of this Agreement, the Note and the Assignment by Buyer and the consummation by Buyer of the transactions contemplated by this

Agreement, the Note and the Assignment have been duly authorized by a special committee of the board of directors of Buyer and the board of directors of the Buyer. The board of directors of Buyer has taken all necessary action on the part of Buyer to carry out the transactions contemplated by this Agreement, the Note and the Assignment, and no other action by Buyer’s shareholders is necessary to approve this Agreement, the Note and the Assignment and the transactions contemplated hereunder or thereunder. This Agreement has been executed and delivered by Buyer and, at the Closing, the Note and Assignment will be executed and delivered by Buyer; this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms and, at and following the Closing, the Note and Assignment will constitute a legal, valid and binding obligation of Buyer enforceable against it in accordance with their terms.

(iv) No Conflict or Violation. The execution and delivery of this Agreement, the Note and the Assignment by Buyer does not, and the transactions contemplated by this Agreement, including without limitation the execution, delivery and performance of the Note and the Assignment, will not (i) conflict with, or result in any violation of, Buyer’s organizational documents, (ii) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien (other than that created under the Assignment in favor of Greenstar) upon the properties or assets of Buyer under, any provision of any agreement, note, bond, mortgage, indenture, lease or other contractual obligation to which Buyer is a party or by which its properties and assets are bound, (iii) constitute a breach or violation of or default under any judgment, decree or order to which Buyer is subject or (iv) require the consent of or notice to or filing with any governmental entity or any party to any contract, agreement or arrangement with Buyer, other than any filings with the SEC required under the Exchange Act.

(v) Disclosure. Buyer has filed with the SEC all reports, forms and other information required to be filed by it under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials being collectively referred to herein as the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such Disclosure Materials prior to the expiration of any such extension. As of the respective dates on which they were filed with the SEC, the Disclosure Materials conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, and none of such Disclosure Materials contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi) Solvency. Immediately after the consummation of the transactions to occur at the Closing Date, including without limitation the issuance of the Note, (a) Buyer will be able to pay its debts as they become due in the usual course of business, (b) the fair value of Buyer’s assets will be greater than the sum of its total liabilities, and (c) Buyer will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

(vii) Brokers or Finders. Seller has not incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission or other similar payment in connection with the transactions contemplated by this Agreement.

(viii) Underwriting Agreement. The representations and warranties of the Buyer contained in Section 1 of the Underwriting Agreement will be true and correct as of (a) the date of the Underwriting Agreement, (b) the date the Underwriters make payment for the Underwritten Shares, and (c) the Closing.

6. Shenandoah Interests. Prior to payment in full of the Note and except as otherwise consented to in writing by Greenstar, Buyer shall (i) not sell, pledge or otherwise encumber or subject to any Lien any of the Interests, (ii) cause Shenandoah to operate in the ordinary course of business in all material respects and (iii) cause Shenandoah to not (x) sell or dispose of all or substantially all of its assets, (y) issue any Interests to any third party or (z) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization.

7. Conditions to the Buyer’s Obligations at the Closing. The obligation of the Buyer under Section 1 to purchase the Repurchased Shares at the Closing from the Seller are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Buyer in accordance with Section 11(a):

(a) Representations and Warranties. The representations and warranties of the GNAH and Greenstar contained in Section 5(a) shall be true and correct on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b) Performance. GNAH and Greenstar shall have performed and complied in all material respects with all agreements and obligations contained in this Agreement that are required to be performed or complied with by either of them on or before the date of the Closing.

(c) Sale of Underwriten Shares. The sale of the Underwritten Shares (without taking into account the Shares subject to the Underwriter’s over-allotment option) by the Greenstar to the Underwriter shall have closed in accordance with the terms of the Underwriting Agreement.

(d) Expiration of Regulation M Restrictions. Any prohibitions or restrictions on the Buyer’s ability to purchase the Repurchased Shares pursuant to Regulation M shall have expired.

(e) No Prohibition. No governmental authority shall have advised or notified the Buyer that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Buyer’s good faith efforts to cause such withdrawal.

(f) Board Resignation. Michael McNicholas shall have resigned from the Board of Directors of the Buyer (the “Board”) and all committees of the Board on or before Closing.

8. Conditions to the Seller’s Obligations. The obligations of the Seller under Section 1 to sell the Repurchased Shares to the Buyer at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Seller in accordance with Section 12(a).

(a) Representations and Warranties. The representations and warranties of the Buyer contained in Section 5(b) shall be true and correct on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b) Performance. The Buyer shall have performed and complied in all material respects with all agreements and obligations contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

(c) Sale of Underwritten Shares. The sale of the Underwritten Shares (without taking into account the Shares subject to the Underwriter’s over-allotment option) by the Seller to the Underwriter shall have closed in accordance with the terms of the Underwriting Agreement.

(d) Expiration of Regulation M Restrictions. Any prohibitions or restrictions on the Buyer’s ability to purchase the Repurchased Shares pursuant to Regulation M shall have expired.

(e) No Prohibition. No governmental authority shall have advised or notified the Seller that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Seller’s good faith efforts to cause such withdrawal.

9. Indemnification.

(a) Indemnification of the Buyer. GNAH and Greenstar each agree to indemnify, defend and hold Buyer, its directors, officers, employees and agents, harmless from and against any and all losses, claims, demands, suits, actions, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) of every kind, nature and description (collectively, “Losses”) based upon, arising out of or otherwise in respect of a breach of any warranty, agreement, covenant or representation made in this Agreement by GNAH or Greenstar or in any statement, document, exhibit or certification furnished by Seller pursuant hereto.

(b) Indemnification of the Seller. Buyer agrees to indemnify, defend and hold Seller, their directors, officers, employees and agents, harmless from and against any and all Losses based upon, arising out of or otherwise in respect of a breach of any warranty, agreement, covenant or representation made in this Agreement by Buyer or in any statement, document, exhibit or certification furnished by Buyer pursuant hereto.

(c) Indemnification Procedure. A party claiming the right to indemnification pursuant to this Section 9 (the “Indemnified Party”) shall notify the other party (the “Indemnifying Party”) in writing promptly after it becomes aware of a Loss or claimed Loss, including the assertion of any third-party claim (“Claim”) upon which the Indemnified Party has a right to base a claim for indemnification hereunder; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless and solely to the extent the Indemnifying Party thereby is prejudiced. Upon receipt of such notice, the Indemnifying Party shall be entitled to (i) participate at its own expense in the defense or investigation of any such Claim, or (ii) assume the defense thereof in which event the Indemnifying Party shall not be liable to the Indemnified Party for legal or attorneys’ fees thereafter incurred by the Indemnified Party in defense of such Claim; provided, that if the Indemnified Party may have any unindemnified liability arising out of such Claim, the Indemnified Party shall have the right to approve the counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld. If the Indemnifying Party assumes the defense of any Claim, all costs of defense of such Claim shall thereafter be borne by the Indemnifying Party and it shall have the authority to compromise and settle such Claim, or to appeal any adverse judgment or ruling with the costs of such appeal to be paid by the Indemnifying Party; provided, however, if the Indemnified Party may have any unindemnified liability arising out of such Claim, the Indemnifying Party shall have the authority to compromise and settle each such Claim only with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party may continue to participate in the litigation of any Claim at its expense after the Indemnifying Party assumes the defense of such Claim. In the event the Indemnifying Party does not elect to assume the defense of a third-party Claim within twenty (20) days after receipt of notice of the Claim from the Indemnified Party, the Indemnified Party shall have authority to compromise and settle such Claim at the expense of the Indemnifying Party, or to appeal any adverse judgment or ruling with the costs to be paid by the Indemnifying Party.

10. Additional Agreements.

(a) Reasonable Best Efforts. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things reasonably necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the sale of the Repurchased Shares pursuant to this Agreement, including (i) the obtaining of all consents and the taking of all reasonable steps as may be necessary to obtain consents, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, and (iv) the execution and delivery of any additional instruments necessary to carry out the purposes of this Agreement.

(b) Transfer Taxes. Buyer shall pay all transfer taxes arising out of the sale of the Repurchased Shares, including, but not limited to stock transfer and similar taxes and fees, arising out of or in connection with the transactions contemplated by this Agreement. For avoidance of doubt, Buyer shall not be required to assume liability for or pay any income or gains tax of Seller as a result of any income or gains recognized by it.

11. Termination.

(a) Termination By Mutual Consent. This agreement may be terminated by mutual written consent of Seller and Buyer without liability on the part of Seller or Buyer.

(b) Termination by Either Seller or Buyer. This Agreement may be terminated prior to the Closing by either Seller or Buyer if the conditions precedent to the party’s obligations to consummate the transactions contemplated by this Agreement have not been satisfied, waived or performed prior to the thirtieth (30th) day after the date hereof; provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of this transaction to occur.

(c) Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided in this Section 11, this Agreement shall forthwith become void and of no effect, without any liability on the part of Buyer or Seller, other than the obligations contained in Sections 9, 12(b), 12(g) and 12(j), which shall survive such termination, and except to the extent that such termination results from a fraud or willful and intentional breach by a party of any representation, warranty or covenant set forth in this Agreement.

12. Miscellaneous.

(a) Extension; Waiver. At any time prior to Closing, the parties may extend the time for performance of any of the obligations or other acts of the other party or waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or waive compliance with any of the agreements or conditions contained in this Agreement (provided that a waiver must be in writing and signed by the party against whom the waiver is to be effective). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No provision of this Agreement requiring any party to use reasonable efforts or to act in good faith in any context shall be interpreted to require a party, as a part of such party’s duty to use reasonable efforts or to act in good faith in the context in question, to waive any condition to the obligations of such party hereunder or to refrain from exercising any right or power such party may have hereunder.

(b) Expenses. Each party shall bear and pay its or his own costs and expenses in connection herewith (including, without limitation, fees and expenses of any finders, brokers or financial advisors) in all events.

(c) Successors. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns or legal representatives of the parties hereto. Notwithstanding the foregoing sentence, this Agreement shall not be assigned by any party hereto without the prior written consent of the other party.

(d) Notices. Any notice, request, instruction or other document to be given hereunder or to any party shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the fourth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(d)) as follows:

If to Buyer:

Green Plains Renewable Energy, Inc.

Attn: General Counsel

450 Regency Parkway, Suite 400

Omaha, NE 68114

Facsimile Number: 402-884-8776

Email Address: Michelle.Mapes@gpreinc.com

With a copy to:

Jeffrey T. Haughey

Husch Blackwell LLP

4801 Main Street, Suite 100

Kansas City, MO 64112

Facsimile Number: 816-983-8080

Email Address: Jeff.Haughey@huschblackwell.com

If to GNAH or Greenstar:

Greenstar Investments LLC

Attn: Ms. Caroline Bergin

Burton Court

Burton Hall Drive

Sandyford, Dublin 18

Ireland

Facsimile Number: 00 353 1 2061372

Email Address: Caroline.Bergin@ntrplc.com

With a copy to:

NTR plc

Attention: Ms. Caroline Bergin

Burton Court

Burton Hall Drive

Sandyford, Dublin 18

Ireland

Facsimile Number: 00 353 1 2061372

Email Address: Caroline.Bergin@ntrplc.com

and to:

Robert Verigan

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Facsimile Number: 312-853-7036

Email Address: rverigan@sidley.com

(e) Captions. The headings of the sections herein are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement

(f) Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the matters covered herein. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the parties hereto.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its rules of conflict of laws. The parties do not intend that any dispute or controversy under this Agreement be subject to arbitration or be arbitrated.

(h) Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

(i) Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

(j) Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR REFERRED TO HEREIN.

(k) Multiple Counterparts. This Agreement may be executed in separate counterparts by the parties hereto and all of such counterparts shall be considered as one and the same instrument and all of such agreements shall be deemed but one and the same agreement.

(l) Singular Plural. Whenever the singular form of any word is used in this Agreement, the same shall include the plural form of such word, whenever appropriate, and vice versa.

(m) Survival of Covenants. Each of the covenants and agreements contained herein to be performed after Closing shall survive the Closing of the transactions contemplated by this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first set forth above.

GREENSTAR NORTH AMERICA HOLDINGS, INC.

By:	/s/ Neil Parkinson
Name:	Neil Parkinson
Title:	Director

GREENSTAR INVESTMENTS LLC

By:	/s/ Neil Parkinson
Name:	Neil Parkinson
Title:	Chief Financial Officer

GREEN PLAINS RENEWABLE ENERGY, INC.

By:	/s/ Michelle Mapes
Name:	Michelle Mapes
Title:	EVP – General Counsel & Corporate Secretary

Exhibit A

PROMISSORY NOTE

$[ ]	Dated as of: , 2012

For value received, GREEN PLAINS RENEWABLE ENERGY, INC., an Iowa corporation (the “Debtor”), agrees to pay to the order of GREENSTAR INVESTMENTS LLC, a Delaware limited liability company (“Greenstar”), the principal sum of [            ]and [        ]/100 U.S. Dollars ($[            ]) on the first anniversary of the date hereof (the “Due Date”), together with interest thereon as specified herein.

This Promissory Note (this “Note”) is delivered pursuant to Section 4(c) of that certain Stock Repurchase Agreement by and among Greenstar, Greenstar North America Holdings, Inc., a Delaware corporation (“GNAH”), and Debtor (the “Repurchase Agreement”) and Debtor’s obligations hereunder are secured by that certain Assignment and Pledge of Stock and LLC Interest dated on or about the date hereof (“Assignment”) executed by Debtor in favor of Greenstar pledging 2,700,000 shares of treasury stock of Debtor and Debtor’s interest in Green Plains Shenandoah LLC (“Shenandoah”). Greenstar is not required, but may choose at its sole discretion, to rely on any security granted to it for the payment of this Promissory Note in the case of default, but may proceed directly against the Debtor.

Interest shall accrue daily on the outstanding principal amount of this Note (and on any past-due interest payment) at a rate of five percent (5.0%) per annum, and shall be paid quarterly in arrears on the last day of each calendar quarter. If any payment of principal or interest on this Note is due on a day that is not a business day, such payment shall be due on the next succeeding business day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. Interest shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed. The date on which any interest payment becomes due is referred to herein as an “Interest Payment Date”.

In addition to exercising any rights Greenstar has been granted by Debtor under the Assignment, Debtor, as evidenced by its signature below, authorizes Greenstar to seek any other legal means of collection if Debtor is in default of this Note.

If (a) Debtor fails to pay the principal and accrued interest on this Note in full on or before the applicable Due Date or Interest Payment Date, or (b) pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors, Debtor or Shenandoah shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due, (each, an “Event of Default”) then this Note and all of the obligations hereunder shall become due immediately. Debtor shall notify Greenstar in writing of the occurrence of any Event of Default within five (5) days after Debtor acquires knowledge of such occurrence.

The whole or part of the principal due hereunder may be prepaid at any time without penalty provided there exists at the time of prepayment no default hereunder. Payments shall be applied first to the payment of any fees, expenses or past due amounts owing by the Debtor to Greenstar, second to interest accrued on the unpaid principal balance, if applicable, and third to the principal balance.

Except as expressly set forth herein, the Debtor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an Event of Default occurs, Greenstar shall be entitled to recover from Debtor all reasonable costs and expenses of collection of Greenstar and its affiliates, including court costs and reasonable attorney’s fees, in the event collection procedures are commenced by Greenstar in accordance with the terms of this Note or the Assignment after any amount hereunder becomes due and payable.

If any provision of this Note is deemed by any court, having jurisdiction thereon to be invalid or unenforceable, the balance of this Note shall remain in effect; if any provision of this Note is deemed by any such court to be unenforceable because such provision is too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable; and if any provision is deemed inapplicable by any such court to any person or circumstances, it shall nevertheless be construed to apply to all other persons and circumstances.

No delay or omission on the part of Greenstar in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right shall be effective unless in writing and signed by Greenstar nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion.

This Note shall only be amended if such amendment is agreed to by both Debtor and Greenstar, in writing, and executed by both Debtor and Greenstar. Any notice hereunder shall be given in accordance with Section 12(d) of the Repurchase Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its rules of conflict of laws.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:
Name:
Title:

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Exhibit B

ASSIGNMENT AND PLEDGE OF STOCK AND LLC INTEREST

THIS ASSIGNMENT AND PLEDGE OF STOCK AND LLC INTEREST (“Assignment”) is made and entered into as of             , 2012 (the “Effective Date”), by and between GREEN PLAINS RENEWABLE ENERGY, INC., an Iowa corporation (the “Grantor”), and GREENSTAR INVESTMENTS LLC, a Delaware limited liability company (the “Secured Party”).

Recitals

A. In accordance with that certain Stock Repurchase Agreement dated as of February 28, 2012 between Grantor, Greenstar North America Holdings, Inc. and Secured Party (“Repurchase Agreement”), Secured Party sold 3,700,000 shares of Grantor’s common stock (“Shares”) on the terms set forth in the Repurchase Agreement. Grantor has executed a Promissory Note in favor of Secured Party in the original principal amount of $            for that portion of the Purchase Price due at the Due Date (as amended, modified, or restated, the “Note”).

B. As a material inducement for Secured Party to enter into the Repurchase Agreement and to accept the Note in lieu of full payment on the date herewith, Grantor has agreed to deliver this Assignment to Secured Party.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Secured Party hereby agree as follows:

Agreement

1. Incorporation of Recitals and of Certain Provisions of the Repurchase Agreement. The above recitals are hereby incorporated in this Assignment by reference and made a part hereof. The provisions of Sections 5 (Representations and Warranties), 6 (Shenandoah Interests) and 12 (Miscellaneous) of the Repurchase Agreement are hereby incorporated by reference into this Assignment as if fully set forth herein and shall apply mutatis mutandis to this Assignment.

2. Assignment and Grant of Security Interest. This Assignment is intended to be a security agreement pursuant to the Uniform Commercial Code as presently in effect in the State of Iowa (the “Code”) for any of the items specified below as part of the Collateral, which, under applicable law, may be subject to a security interest pursuant to the Code. Grantor hereby assigns and conveys to Secured Party, and hereby grants Secured Party a first priority security interest in, all of its right, title and interest in and to (a) 2,700,000 Shares, and all certificates, if any, representing such Shares, and all dividends, distributions of whatever nature, profits, liquidation proceeds, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, arising out of, or in exchange for, any or all of such Shares; (b) all of the limited liability company interests (the “Interests”) of Green Plains Shenandoah LLC, a Delaware limited liability company (“Shenandoah”), and all certificates, if any, representing such Interests, and all dividends, distributions of whatever nature, profits, liquidation proceeds, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, arising out of, or in exchange for, any or all of such Interests; (c) all proceeds of any of the foregoing, and other amounts or property of any kind whatsoever due or to become due to Grantor thereunder or with respect thereto; (d) all replacements of and additions to any of the foregoing; and (e) all of the foregoing whether now owned or hereafter acquired (all of the foregoing interests of all of the Grantor being hereinafter collectively referred to as the (“Collateral”).

3. Security for Indebtedness. The Collateral shall secure the payment and performance of all of Grantor’s obligations under the Repurchase Agreement, the Note and this Assignment, and any amounts expended by or on behalf of Secured Party for the protection and preservation of the security interest granted herein (collectively, the “Indebtedness”).

4. Further Assurance by Grantor; Representations and Covenants.

(a) Grantor has the requisite power and authority to enter into this Assignment and the Note (the “Grantor Documents”). The execution and delivery of the Grantor Documents and the consummation by Grantor of the transactions contemplated by thereby have been duly authorized by the board of directors of Grantor and no other action is necessary to approve the Grantor Documents and the transactions contemplated thereby. The Grantor Documents have been executed and delivered by Grantor and constitute the legal, valid and binding obligation of Grantor enforceable against Grantor in accordance with their terms.

(b) The execution and delivery of the Grantor Documents by Grantor, and the consummation of the transactions contemplated thereby will not (i) conflict with, or result in any violation of, Grantor’s organizational documents, (ii) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or result in the creation of any lien (other than that created under this Assignment in favor of Secured Party) upon the properties or assets of Grantor or Shenandoah under, any provision of any agreement, note, bond, mortgage, indenture, lease or other contractual obligation to which Grantor or Shenandoah is a party or by which either of Grantor’s or Shenandoah’s properties and assets are bound or (iii) contravene or violate any provision of any law, rule or regulation.

(c) Grantor agrees that from time to time, at its sole expense, Grantor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or advisable, or that Secured Party may reasonably request, in order to protect the security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Grantor agrees not to take any action that is designed to frustrate the intent and purpose of the security interest created hereby.

(d) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, with respect to all or any part of the Collateral without the signature of such Grantor where permitted by law.

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(e) Grantor will defend the right, title and interest hereunder of the Secured Party, as a security interest in the Collateral granted by such Grantor, against the claims and demands of all persons whomsoever and will not sell or otherwise dispose of the Collateral while any Indebtedness remains outstanding.

(f) Without the prior written consent of the Secured Party, the Grantor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, including replacements and additions thereto, or any other claims, liens or encumbrances (other than that created by this Assignment in favor of Secured Party).

5. Delivery of Collateral. On the Effective Date, all certificates or instruments representing or evidencing any of the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon an Event of Default (as hereinafter defined), Secured Party shall have the right, at any time in its discretion, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral.

6. Events of Default. An “Event of Default” under this Assignment shall be deemed to have occurred if any of the following occur: (a) the occurrence of an “Event of Default” as such term is defined and used in the Note; or (b) any default in the payment or performance under, failure to comply in any material respect with any covenant of, or breach of any representation or warranty in, this Assignment or the Indebtedness.

7. Remedies Upon Default. If any Event of Default, as defined in Section 6 hereof, shall have occurred:

(a) Secured Party may exercise, in respect of the Collateral, in addition to any and all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code, and may also (without notice except as specified below) sell the Collateral at public or private sale, at Secured Party’s office or elsewhere, for cash, credit or future delivery and at such price or prices and upon such other terms as Secured Party may deem to be commercially reasonable as allowed under the Code. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(b) All cash proceeds received by Secured Party in respect of any sale of, collection from (whether or not pursuant to a sale), or other realization upon (whether or not pursuant to a sale) all or any part of the Collateral may, in the sole discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 8 hereof) by Secured Party, against all or any part of the Indebtedness, in such order as the Secured Party shall elect, in its sole discretion. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Indebtedness shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

(c) The Secured Party may transfer the whole or any part of the Collateral into the name of the Secured Party or the name of its nominee and thereafter exercise all voting and other rights in connection with the Collateral.

(d) Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor hereby waives any claims against Secured Party by reason of the fact that the price at which any Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one of offeree.

(e) Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

(f) Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Assuming that such sales are made in compliance with federal and state securities laws, Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any public or private sale.

(g) Grantor recognizes that Secured Party may elect in its sole discretion to sell all or a part of the Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”)), and Grantor and Secured Party agree that such private sales shall be made in a commercially reasonable manner and that Secured Party has no obligation to engage in public sales and no obligation to delay sale of any Collateral to permit the issuer thereof to register the Collateral for a form of public sale requiring registration under the Securities Act.

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(h) If Secured Party disposes of the Collateral, Grantor agrees to pay any deficiency remaining after application of the net proceeds to any indebtedness secured hereby.

8. Expenses. Grantor will, upon demand, pay to Secured Party the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (a) the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of Secured Party hereunder, or (c) the failure by any Grantor to perform or observe any of the provisions hereof.

9. Security Interest Absolute. All rights of Secured Party and the security interest hereunder, and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note, or any other amendment or waiver of or any consent to any departure from any other agreement or instrument relating thereto; or

(c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor.

10. Continuing Assignment and Security Interest. This Assignment shall create a continuing assignment of and security interest in the Collateral and shall: (a) remain in full force and effect until payment and performance in full of all of the Indebtedness; (b) be binding upon Grantor and their respective successors and assigns; and (c) inure to the benefit of Secured Party, its representatives, successors, transferees and assigns. Upon the payment and performance in full of all of the Indebtedness owed by Grantor to Secured Party, the assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, Secured Party will execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date first above written.

[Balance of this page intentionally left blank; signatures to follow.]

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COUNTERPART SIGNATURE PAGE TO

ASSIGNMENT AND PLEDGE OF STOCK AND LLC INTEREST

GRANTOR:

GREEN PLAINS RENEWABLE ENERGY, INC.

By:
Name:
Title:

SECURED PARTY:

GREENSTAR INVESTMENTS LLC

By:
Name:
Title:

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